EX99-906CERT


                                  CERTIFICATION


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Market Vectors ETF Trust, do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of Market Vectors - Lehman Brothers AMT - Free Intermediate Municipal Index ETF, Long Municipal Index ETF and Short Municipal Index ETF for the periods ending April 30, 2008 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors - Lehman Brothers AMT - Free Intermediate Municipal Index ETF, Long Municipal Index ETF and Short Municipal Index ETF.


Dated: July 7, 2008                     /s/ Keith J. Carlson
                                        ----------------------------------------
                                        Keith J. Carlson
                                        Chief Executive Officer
                                        Market Vectors ETF Trust


Dated: July 7, 2008                     /s/ Bruce J. Smith
                                        ----------------------------------------
                                        Bruce J. Smith
                                        Chief Financial Officer
                                        Market Vectors ETF Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.